Filing by Wells Fargo Funds Trust pursuant to Rule 425 under the Securities Act of 1933 and deemed filed under Rule 14a-12(b) under the Securities Exchange Act of 1934.

Subject company: Wells Fargo Funds Trust (SEC File Nos. 333-74295)

Wells Fargo Advantage Funds

Product Alert

December 3, 2013

Shareholders of Diversified International Fund to vote on new subadvisory agreement with Artisan Partners

At a special shareholder meeting in February 2014, shareholders of the Wells Fargo Advantage Diversified International Fund will be asked to approve a new subadvisory agreement with Artisan Partners Limited Partnership (Artisan). Artisan is one of the fund’s current subadvisors, along with LSV Asset Management and Wells Capital Management. Shareholders are being asked to approve a new agreement with Artisan because Artisan is expected to undergo a “change of control” within the meaning of the Investment Company Act of 1940. The change of control is expected to occur in March 2014 when Artisan Partners Asset Management Inc., the general partner of Artisan’s parent company, Artisan Partners Holdings LP, gains voting control of the parent company. Following the change of control, shareholder approval of a new subadvisory agreement will be necessary for Artisan to continue as a subadvisor to the fund.

The new subadvisory agreement has been unanimously approved by Wells Fargo Advantage Funds Board of Trustees, which recommends that the fund’s shareholders vote to approve the new agreement.

The following questions and answers provide further details about the proposed new subadvisory agreement:

What firms are the subadvisors for the Diversified International Fund?

The fund has three subadvisors: Artisan Partners Limited Partnership, LSV Asset Management, and Wells Capital Management. The fund uses a multi-management approach that provides broad exposure to international markets by diversifying across investment styles, including growth, value, and blend. The growth allocation is managed by Artisan. The value exposure is managed by LSV Asset Management. The blend allocation is managed by Wells Capital Management.

Why are shareholders of the Diversified International Fund being asked to approve a new subadvisory agreement with Artisan?

Shareholders are being asked to approve a new agreement with Artisan because it is expected to undergo a “change of control” within the meaning of the Investment Company Act of 1940. The change of control is expected to occur in March 2014 when Artisan Partners Asset Management Inc., the general partner of Artisan’s parent company, Artisan Partners Holdings LP, gains voting control of the parent company. Following the change of control, shareholder approval of a new subadvisory agreement will be necessary for Artisan to continue as a subadvisor to the fund.

Is the change of control expected to affect the management and/or operations of Artisan or the manner in which it performs its duties as subadvisor for the Diversified International Fund?

No. The change of control is not expected to affect the management or operations of Artisan or change the way it performs its portfolio management duties for the Diversified International Fund.

How does the new subadvisory agreement differ from the current agreement?

The terms of the new subadvisory agreement are identical in all material respects to those of the current subadvisory agreement with Artisan.

How will shareholders be notified about the proposed subadvisory agreement?

Beginning in December, shareholders of Diversified International Fund will be mailed a proxy statement inviting them to vote on the proposal at a special shareholder meeting on February 14, 2014. Shareholders who receive proxy materials will have the opportunity to vote their shares.

What is the timeline for the subadvisory agreement proposal?

Time frame	Event
November 21, 2013	Record date for special shareholder meeting. (Shareholders who own shares of the Diversified International Fund as of this date will be eligible to vote their shares.)
December 2013	Proxy materials will be mailed to shareholders.
February 14, 2014

Scheduled date of the special shareholder meeting. For shareholders who do not attend the meeting in person, proxy voting instructions must be received prior to the meeting. The meeting will be held at 10:30 a.m. Pacific Time at 525 Market Street, 12th Floor, San Francisco.

March 12, 2014	The change in the corporate structure of Artisan Partners Asset Management is expected to be completed by this date. If approved by shareholders, the new subadvisory agreement will take effect.

Stock values fluctuate in response to the activities of individual companies and general market and economic conditions. Foreign investments are especially volatile and can rise or fall dramatically due to differences in the political and economic conditions of the host country. These risks are generally intensified in emerging markets. The use of derivatives may reduce returns and/or increase volatility. Certain investment strategies tend to increase the total risk of an investment (relative to the broader market). This fund is exposed to smaller-company securities risk. Consult the fund’s prospectus for additional information on these and other risks.

Carefully consider a fund’s investment objectives, risks, charges, and expenses before investing. For a current prospectus and, if available, a summary prospectus, containing this and other information, visit wellsfargoadvantagefunds.com. Read the prospectus carefully before investing.

Additional information and where to find it

The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of any investment company, nor is it a solicitation of any proxy.

In connection with the proposed transactions, the advisor will file a proxy statement with the Securities and Exchange Commission (SEC). All shareholders are advised to read this proxy statement in its entirety when it becomes available because it will contain important information regarding the transaction, fees, expenses, risk considerations, persons soliciting proxies in connection with the transaction, and the interests of these persons in the transaction and related matters. The advisor intends to mail the proxy statement to its shareholders once such proxy statement is declared effective by the SEC. Shareholders may obtain a free copy of the proxy statement when available and other documents filed by the advisor with the SEC at the SEC’s website, sec.gov. Free copies of the proxy statement, once available, may be obtained by directing a request via mail, phone, or website to the acquirer, Wells Fargo Advantage Funds, P.O. Box 8266, Boston, MA, 02266-8266, 1-800-222-8222, wellsfargoadvantagefunds.com. In addition to the proxy statement, the advisor files annual and semi-annual reports and other information with the SEC. You may read and copy any reports, statements, or other information filed by the advisor at the SEC’s public reference rooms at 100 F Street NE, Washington, D.C., 20549-0213. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Filings made with the SEC by the advisor are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at sec.gov.

Participants in the solicitation

The advisor, as well as its directors, executive officers, and certain members of its management and other employees, may be soliciting proxies from shareholders in favor of the transaction and other related matters. Information concerning persons who may be considered participants in the solicitation of the fund’s shareholders under the rules of the SEC will be set forth in the prospectus/proxy statement when it is filed with the SEC.

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the funds. The funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA/SIPC, an affiliate of Wells Fargo & Company. 221172 11-13 NOT FDIC INSURED/NO BANK GUARANTEE/MAY LOSE VALUE